Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Surrozen, Inc. 2015 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of our report dated March 28, 2022, with respect to the consolidated financial statements of Surrozen, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

March 28, 2022